Exhbit 10.6

SECOND AMENDMENT TO FINANCING AGREEMENT

This Second Amendment to Financing Agreement (this “Amendment”), dated as of March 16, 2005, is entered into by and between VIEWSONIC CORPORATION, a Delaware corporation (the “Company”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as the agent (the “Agent”) for the lenders party to the Financing Agreement (defined below) from time to time (the “Lenders”) and as a Lender.

RECITALS

A. The Company, the Agent and the Lenders previously entered into that certain Financing Agreement dated as of December 18, 2001 (as amended, supplemented, restated and modified from time to time, the “Financing Agreement”), pursuant to which the Lenders provide loans and other financial accommodations to the Company from time to time.

B. The Agent and the Lenders have agreed to amend the Financing Agreement subject to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used herein, including in the Recitals hereto, and not otherwise defined herein have the respective meanings set forth in the Financing Agreement.

2. Amendments. The Financing Agreement is hereby amended as follows:

(a) The following defined terms are hereby added to Section 1 of the Financing Agreement in alphabetical order:

Average Availability Test has the meaning given to it in Section 7.10(a).

Current Assets shall mean those assets of the Company (on a consolidated basis) which, in accordance with GAAP, are classified as current.
Current Liabilities shall mean those liabilities of the Company (on a consolidated basis) which, in accordance with GAAP, are classified as “current.”
Current Ratio shall mean the ratio determined by dividing Current Assets by the sum of, without duplication, Current Liabilities and the maximum dollar amount of all redeemable preferred stock of Company held by Intel Corporation and its Affiliates.
Eligible In Transit Inventory shall mean that portion of the Company's Inventory which the Agent otherwise determines to be Eligible Inventory and which also satisfies the following additional requirements: (i) such Inventory is insured against loss, damage, hazards and risks and in amount satisfactory to Agent in its discretion and the benefits of the insurance have been assigned to Agent; (ii) Agent has received appropriate documentation evidencing title in such Inventory and all other relevant shipping documents (such documents, at a minimum, to include clean, straight on-board bills of lading issued by the relevant carrier naming Company, or at Agent's requests, Agent as consignee, together with a commercial invoice describing such Inventory and, if applicable, a Certificate of Inspection and Certificate of Origin), provided that, until such time as Agent notifies Company that Company must deliver the documents evidencing title and other shipping documents to Agent, Company shall hold such documents in trust as custodian for Agent, it being understood that Agent may require delivery to it of originals of such documents; (iii) Agent has received a Custom Broker's Consent Agreement in form and substance acceptable to Agent and, if requested by Agent, a Freight Forwarder's Consent Agreement in form and substance acceptable to Agent; (iv) such Inventory has not yet arrived at a port in the United States; and (v) Agent has filed all documents necessary to establish or maintain a first priority perfected security interest in such Inventory.

Incremental Advance Criteria shall mean: (i) the Trailing Three Month EBITDA Covenant; and (ii) the Current Ratio covenant each set forth in Section 7.10(a), whether or not compliance with either covenant is then required under Section 7.10(a) due to the Company’s satisfaction of the Average Availability Test.

Incremental Inventory Revolving Loans shall mean those Revolving Loans which are based on the incremental Availability created by Section (b)(ii)(y) of the definition of Borrowing Base.

Liquidity Ratio shall mean the ratio determined by dividing Current Assets by the sum of, without duplication, Current Liabilities, the outstanding Revolving Loans, the current portion of Permitted Indebtedness, and the maximum dollar amount of all redeemable preferred stock of Company held by Intel Corporation and its Affiliates.

Second Amendment to Financing Agreement shall mean that certain Second Amendment to Financing Agreement dated as of February 16, 2005 by and between the Company, the Agent, and the Lender(s).

Trailing Three Month EBITDA Covenant has the meaning given to it in Section 7.10(a).”

(b) The definition of “Anniversary Date” in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Anniversary Date shall mean the date occurring three (3) years from the date of the Second Amendment to Financing Agreement and the same date in each year thereafter.”

(c)  The definition of “Availability Reserve” in Section 1 of the Financing Agreement is hereby amended by amending and restating in full the last sentence thereof to read as follows:
“Without limiting the foregoing, Agent may in its sole discretion establish a reserve for Company’s accrued warranty liability to be calculated in the following manner, subject however to Agent’s right to change such calculation in accordance with Section 7.14 or in its discretion, reasonable exercised:

Book warranty liability times 65% less the excess of 85% of the net orderly liquidation value over Fifteen Million Dollars ($15,000,000) of the Eligible In Transit Inventory.”

(d) The definition of “Borrowing Base” is hereby amended and restated in its entirety to read as follows:

Borrowing Base shall mean the sum of:

(a) eighty five percent (85%) of the Company's aggregate outstanding Eligible Accounts Receivable less the greater of:

(i)  that portion of dilution (excluding inter-company accounts) exceeding 5% calculated on a rolling three month average (if dilution does exceed 5% as determined by Agent, the advance rate shall be reduced by 1% for each percentage of dilution in excess of 5%) or

(ii)  Company's accrued promotional expense liability balance,

plus

(b) the lesser of clause (i), (ii) and (iii) below:

(i)      (x) sixty percent (60%) of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, or

          (y)  if the Company is in compliance with the Incremental Advance Criteria and no Default has occurred and is continuing and no Event of Default has occurred unless, in the case of an Event of Default, such Event of Default has been cured to the extent expressly curable under and in conformity with the terms of this Agreement, sixty five percent (65%) of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis,

(ii)   (x)  eighty five percent (85%) of the net orderly liquidation value of the Company's Eligible Inventory (as determined by appraisal pursuant to Section 6.3), or

(y) if the Company is in compliance with the Incremental Advance Criteria and no Default has occurred and is continuing and no Event of Default has occurred unless, in the case of an Event of Default, such Event of Default has been cured to the extent expressly curable under and in conformity with the terms of this Agreement, a percentage of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, which is equivalent to eighty five percent (85%) of the net orderly liquidation value of the Company's Eligible Inventory (as determined by appraisal pursuant to Section 6.3) plus twenty (20) basis points, but not to exceed sixty five percent (65%), provided that the aggregate incrememental Availability provided by this clause (b)(ii)(y) must not exceed Fifteen Million Dollars ($15,000,000) at any time,

(iii)	the Inventory Loan Cap,

 less

(c)  any applicable Availability Reserves.

In no event shall the aggregate Availability based on Eligible In Transit Inventory exceed Fifteen Million Dollars ($15,000,000) at any time.”

(e) The definition of “Early Termination Fee” is hereby amended and restated in its entirety to read as follows:

“Early Termination Fee shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Company in the event the Revolving Line of Credit or this Financing Agreement is terminated on any Early Termination Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) two percent (2%) if the Early Termination Date occurs on or before one (1) year from the date of the Second Amendment to Financing Agreement, and (y) one half of one percent (0.5%) if the Early Termination Date occurs after one (1) year from the date of the Second Amendment to Financing Agreement but on or before two (2) years from the date of the Second Amendment to Financing Agreement.”

(e) Subsections (c) and (e) of the definition of “Eligible Inventory” in Section 1 of the Financing Agreement are hereby amended and restated in their entirety to read as follows:

“(c) Inventory not present in the United States of America other than Eligible Inventory In Transit,”

and

“(e)  all Inventory in transit other than Eligible Inventory In Transit, and”
The defined term “In Transit Inventory” is hereby deleted in its entirety from the Financing Agreement.
(f) The definition of “Inventory Line Cap” is hereby amended and restated in its entirety to read as follows:

“Inventory Line Cap shall mean one hundred percent (100%) of the amount calculated by the formula set forth in clause (a) of the definition of Borrowing Base.”

(g) The definition of “Line of Credit” in Section 1 of the Financing Agreement is hereby amended by replacing “$50,000,000” as it appears therein with “$60,000,000.”

(h) The definition of “Line of Credit Fee” in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Line of Credit Fee shall: (a) mean the fee due the Agent at the end of each month on the Line of Credit (based on $60,000,000), and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by the per annum percentage under the column entitled “Line of Credit Fee” set forth in the pricing matrix in Section 8.20 for the number of days in said month.”

(i) The definition of “Revolving Line of Credit” in Section 1 of the Financing Agreement is hereby amended by replacing “$50,000,000” as it appears therein with “$60,000,000.”

(j) The third sentence of Section 6.3 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“The Inventory shall be appraised by Emerald Technology LLC or other appraiser chosen by Agent no more frequently than once per calendar year, provided the Agent may require appraisals as frequently as Agent determines in its sole discretion (a) if an Event of Default has occurred, or (b) during any period that the aggregate outstanding loans advanced pursuant to clause (b) of the definition of Borrowing Base exceed $10,000,000, it being understood that all appraisals conducted pursuant to this Agreement are at the Company’s expense.”

(k) Section 7.5(a) of the Financing Agreement is hereby amended by replacing “In Transit Inventory” as it appears therein to “Eligible In Transit Inventory.”

(l) Section 7.9(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except: (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (ii) provided no Default has occurred and is continuing and no Event of Default has occurred unless, in the case of an Event of Default, such Event of Default has been cured to the extent expressly curable under and in conformity with the terms of this Agreement, within six (6) months of the date of the Second Amendment to Financing Agreement, by applying for and causing to be issued a stand-by Letter of Credit naming as beneficiary the revolving credit lender for ViewSonic China Ltd., which Letter of Credit must be in an amount not to exceed Eight Million Five Hundred Thousand Dollars ($8,500,000), must not be secured by any assets of Company other than cash, and otherwise must be in form and substance satisfactory to the Agent.”

(m) Section 7.9(f)(iii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) redeem capital stock owned by Intel Corporation; provided (w) the Company is contractually obligated to redeem such stock, (x) no Default has occurred and is continuing and no Event of Default has occurred unless, in the case of an Event of Default, such Event of Default has been cured to the extent expressly curable under and in conformity with the terms of this Agreement, (y) in no event shall the aggregate amount of such redemptions under this clause (iii) exceed $15,000,000 and (z) both before and after giving effect to any such redemption, the Company shall have not less than $15,000,000 in excess Availability (exclusive of the incrememental Availability provided by clause (b)(ii)(y) in the definition of “Borrowing Base”);”

(n) Section 7.10 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

7.10 If at any time a Default has occurred and is continuing or an Event of Default has occurred unless, in the case of an Event of Default, such Event of Default has been cured to the extent expressly curable under and in conformity with the terms of this Agreement, or if at any time the Company shall fail to have at least $15,000,000 in excess Availability (exclusive of the incrememental Availability provided by clause (b)(ii)(y) of the definition of “Borrowing Base”), to be measured on the last Business Day of each calendar week based on the average excess Availability for the five Business Days prior to and including such Business Day ("Average Availability Test"), the Company shall maintain: (a) minimum consolidated EBITDA of at least Ten Million Dollars ($10,000,000) on a trailing three month basis ("Trailing Three Month EBITDA Covenant"); and (b) a Current Ratio of not less than 1.1 to 1.0. The financial covenants set forth in this

Section 7.10 will be measured on a monthly basis based on the Company's most recently issued monthly financial statements and, if the Agent shall so require in its sole discretion, quarter end and year end financial statements. With respect to the Trailing Three Month EBITDA Covenant, EBITDA will be calculated to add back any write-downs for Inventory that have been reflected on the Borrowing
Base Certificate delivered to the Agent by the Company during the three month period for which the trailing Three Month EBITDA Covenant is being tested.

(o) Section 8.2 of the Financing Agreement is hereby amended by replacing “two percent (2%) per annum” with “one and one-half percent (1.5%) per annum.”

(p) Section 8.20 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary in this Section 8 (but without limiting the Agent’s right to charge the Default Rate of Interest pursuant to this Agreement):

(a)  the Chase Bank Rate Loans and Libor Loans shall bear interest and the Line of Credit Fee shall be calculated pursuant to the below pricing matrix:

Level	EBITDA Level	Liquidity Ratio	Margin over Chase Bank Rate/ Libor	Line of Credit Fee
I	Greater than $40,000,000	Greater than 1.40 to 1	0.00%/1.75%	.250%
II	Equal to or greater than $40,000,000	Equal to or less than 1.40 to 1	0.00%/2.00%	.375%
III	Greater than $25,000,000 but less than $40,000,000	N/A	0.25%/2.25%	.375%
IV	Equal to or less than $25,000,000	N/A	0.50%/2.50%	.375%

(b) the Incremental Inventory Revolving Loans shall bear interest at the Chase Bank Rate plus the applicable margin set forth in the pricing matrix set forth in Section 8.20(a) plus one half of one percent (0.50%).”

Exhibit A to the Financing Agreement is hereby amended and restated by Exhibit A to this Amendment, and Exhibit B to the Financing Agreement is hereby amended and restated by Exhibit B to this Amendment.

3. Condition Subsequent. No later than ten (10) days after the date of this Amendment, the Company shall provide the Agent with updated disclosure schedules in form and substance satisfactory to the Agent with respect to the Collateral, including, without limitation, the Company’s investment property and intellectual property.

4. Closing Fee. In consideration for the accommodations granted by the Agent and the Lenders in this Amendment and in addition to all other fees and costs, the Company hereby agrees to pay to Agent for the benefit of the Lenders a nonrefundable closing fee of Fifty Thousand Dollars ($50,000) which shall be fully earned, due and payable as of the date of this Amendment (the “Closing Fee”), whether or not the Conditions Precedent have been satisfied.

5. Conditions to Effectiveness. This Amendment shall become binding upon the Agent and the Lenders only upon the satisfaction of all of the following conditions precedent (the “Conditions Precedent” and the date of satisfaction of all such conditions being referred to as the “Amendment Effective Date”):

(a) The Agent shall have received this Amendment, duly executed and delivered by the Agent, the Lenders and the Company.

(b) The Company shall have paid the Closing Fee to the Agent.

(c) The Company shall have delivered to the Agent a Promissory Note in the form set forth as Exhibit A to this Amendment reflecting the increased Revolving Line of Credit.

(d) The Company shall have delivered to the Agent officer certificates, corporate resolutions, and, if required by the Agent in its sole discretion, opinions of legal counsel, demonstrating and confirming, without limitation, the Company’s authority and election to enter into and perform this Amendment and the documents related hereto, all in accordance with Company’s governing documents and applicable law.

(e) Each of the representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

(f) The Agent shall have received such good standing certificates, updated articles of incorporation and by-laws, documents, certificates, opinions and information, including, without limitation, any third party consents, that the Agent shall require, each in form and substance satisfactory to the Agent.

6. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Agent and the Lenders as of the Amendment Effective Date as follows:

7. Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Financing Agreement, as amended and supplemented by this Amendment.

(a) Authorization of Agreements. The execution and delivery of this Amendment by the Company and the performance by the Company of the Financing Agreement, as amended and supplemented hereby, have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Company.

(b) Representations and Warranties in the Financing Agreement. The Company confirms that as of the Amendment Effective Date, the representations and warranties contained in Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date).

8. Miscellaneous.

(a) Reference to and Effect on the Existing Financing Agreement.

(i) Except as specifically amended or supplemented by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall be unmodified and continue in full force and effect and is hereby ratified and confirmed.

(ii) The execution and delivery of this Amendment and performance of the Financing Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or the Lenders under, the Financing Agreement or any of the Loan Documents.

(iii) This Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context so requires, be read and construed throughout to incorporate this Amendment.

(b) Fees and Expenses. The Company acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8.5 of the Financing Agreement. The prevailing party in any litigation relating to this Amendment will be entitled to reimbursement of its reasonable attorneys’ fees and costs.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic file image shall be equally effective as delivery of an original executed counterpart of this Amendment.

(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AMENDMENT.

(f) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California (without reference to the choice of law provisions thereof).

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

VIEWSONIC CORPORATION,
a Delaware corporation

By:        /s/ James A. Morlan
Name: James A. Morlan
Title: CFO

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent

By:     /s/ Steven Ogus
Name:   Steven Ogus
Title:     Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Lender

By:    /s/ Steven Ogus
Name:          Steven Ogus
Title:        Vice President

EXHIBIT A

REVOLVING CREDIT NOTE

$60,000,000         Dated as of March 16, 2005

FOR VALUE RECEIVED, the undersigned, ViewSonic Corporation (herein the “Company”), a Delaware corporation with a principal place of business at 381 Brea Canyon Road, Walnut, California 91789, hereby, absolutely and unconditionally promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter “CIT”) with offices located at 300 South Grand Avenue, Third Floor, Los Angeles, California 90071, and CIT as agent for the Lenders (the “Agent”), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 of the Financing Agreement (as herein defined) hereof (individually a “Lender” and collectively the “Lenders”), in lawful money of the United States of America and in immediately available funds, the principal amount of Sixty Million Dollars ($60,000,000), or such other principal amount advanced pursuant to Section 3 and Section 5 of the Financing Agreement, such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

The Company further absolutely and unconditionally promises to pay to the order of the Agent at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8, of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is one of the Promissory Notes referred to in the Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Company, the Agent, and the Lenders thereto from time to time (the “Financing Agreement”), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Note.

The Company confirms that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its or their accounts on the Agent’s books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

This Note is executed in renewal, amendment and restatement of, but not in novation, extinguishment, discharge or satisfaction of the indebtedness evidenced by, that certain Revolving Credit Note dated December 18, 2001, in the original principal amount of $50,000,000 made by the Company payable to the order of CIT and the Agent (as such note has been amended, restated, supplemented or otherwise modified from time to time, the “Prior Note”). All amounts outstanding under the Prior Note as of the date hereof shall hereafter be deemed to be outstanding under, and due and payable in accordance with the terms of, the Financing Agreement and this Note.

Attest:      ViewSonic Corporation

  /s/ Robert J. Ranucci                   By:   /s/ James A. Morlan
Robert J. Ranucci - Secretary   Name & Title: James A. Morlan, CFO

GRID SCHEDULE TO REVOLVING CREDIT NOTE
Date	Loan	Payment	Balance

EXHIBIT B

BORROWING BASE CERTIFICATE

BORROWING BASE CERTIFICATE--- VIEWSONIC CORPORATION

Aging Dated: Accts Receivable Advance Rate:	85.0%
Inventory Dated: Inventory Advance Rate:	lesser of 60.0% / 85% OLV
Incremental Advance Rate:	lesser of 65.0% / 85% OLV + 20 basis points
Inventory OLV or NOLV:
CERTIFICATE #:
CERTIFICATE DATE:

($ 000)

1. Accts Receivable per Aging

2. Less: Ineligible Accts and Reserves

2a) Over 90 days DOI

2b) 50% Cross Aged

2c) Foreign Accts

2d) Conta/Pre-bills/Consigned/Other

2e) Inter-company Accts

2f) Customer Cap 35%

2g) Credits > 90 days

3. Total Ineligibles:
(Lines 2a thru 2g)

4. Eligible Accts Receivable:
(Line 1--line 3)

4a) Total Dilution, 3 mo rolling:

4b) 5% Dilution:

4c) Excess Dilution:
(Line 4a--Line 4b)

4d) Accrued Promo/disc/rebate expense:

4e) Accrued Promo/disc/rebate expense (net of 5% dilution):

4f) Less: greater of 4c or 4e:

4g) Net Eligible Accts receivable:

5. Available Accts Receivable:
(Line 4g x Adv Rate)
Effective advance rate

6. Inventory per Perpetual:

7. Less: Ineligibles and Reserves

7a) Freight/Duty/Taxes:

7b) B & C Stock
(cust returns/rejects/damaged/demo)

7c) Supplies/Parts

7d) IQC Inspection

7e) Inventory not in USA—In transit

7f) WIP/Consigned/Other

7g) Shrinkage

7h) Slow Moving/LCM

8. Total Ineligibles and Reserves:
(Lines 7a thru 7h)

9. Eligible Inventory In Transit (not greater than $15,000,000)

10. Total Eligible Inventory:
(Line 6-- Line 8 + Line 9)

11. Available Inventory:

11a) Available Inventory at Cost:

I) If not in compliance with Incremental Advance Criteria (Line 10 x .60)

II) If in compliance with Incremental Advance Criteria and no Default/Event of Default (Line 10 x .65)

11b) Available inventory at net OLV

I) If not in compliance with Incremental Advance Criteria (Line 10 x .85 x OLV %)

II) If in compliance with Incremental Advance Criteria and no Default/Event of Default

A) (Line 10 x .85 x OLV% plus 20 basis points)

B) Line 11(b)(I) + $15,000,000

12. Available Inventory:

12a) If not in compliance with Incremental Advance Criteria (Least of lines 11a(I),11b(I))

12b) If in compliance with Incremental Advance Criteria and no Default/Event of Default (Least of lines 11a(II), 11b(II)(A), 11b(II)(B))

Effective advance rate

13. Total Available Inventory & Accts Receivable:
(Line 5 + Line 12(a)/(b)(as applicable))

13a) Revolving Line of Credit

14. Total Available Before Reserves:
(Least of Lines 13, 13a)

14a) Availability Reserves
(3 mos. rent)

14b) Warranty Liability
(Liability x .65, less excess of in-transit warranty liability over $15,000,000)

15. Total Available for Borrowing:
All-in effective advance rate

16. Loan and Obligations:

16a) Outstanding Revolver Balance

16b) New Advance Request

16c) Other Obligations/Fees

17. Total Outstanding Revolver and Obligations:
(Line 16a thru line 16c)

18. Net Availability after Outstandings:
(Line 15--line 17)

We hereby pledge and assign all inventory and/or accounts (“Collateral”) listed above or annexed hereto. The Collateral is owned by undersigned, free and clear of all liens, security interest, claims, charges or trusts, legal or equitable, now existing or which might arise with the passage of time, nor has the Collateral been previously assigned to CIT. We assign to CIT all proceeds of the Collateral, all liens or claims relating to or arising from the Collateral. All proceeds of the Collateral received by undersigned are to be received in trust for CIT’s benefit and are to be immediately delivered to CIT or per CIT’s direction. The accounts arise from bona fide sales and delivery of goods or the due performance of services and are liquidated in amount. There are not offsets, setoffs, counteraccounts or counterclaims, disputes or defenses of any kind against any account from any account debtor. All invoices and proofs of delivery are originals or true copies and all invoices represent the entire agreement between the undersigned and the account debtor.

This assignment supplements and is a part of the Loan and Security Agreement (“LSA”) between CIT and the undersigned. All representations and warranties set forth in the LSA are restated herein and represented to CIT as true as of the date hereof, acknowledging CIT’s reliance on said representations and warranties.

Undersigned: ViewSonic Corporation   Dated 3/16/2005

/s/James A. Morlan
Undersigned Financial Officer

EXHIBIT “C”

CERTIFIED COPY OF RESOLUTIONS OF BOARD OF DIRECTORS

I,  Robert J. Ranucci , Secretary of ViewSonic Corporation, a Delaware corporation, having its principal office at 381 Brea Canyon Road, Walnut, California 91789, hereby CERTIFY that by unanimous vote of the Board of Directors of said corporation dated as of the 3rd day of March, 2005, the following preamble and resolutions were unanimously adopted and recorded in the minute book of said corporation and do not contravene any provision of the corporate charter or bylaws and are now in full force and effect without revocation or change:

WHEREAS, this corporation, certain financial institutions party thereto from time to time (the “Lenders”), and The CIT Group/Business Credit, Inc., a New York corporation, as a Lender and an agent for the Lenders (in its capacity as agent, the “Agent”), are parties to that certain Financing Agreement dated December 18, 2001 (as amended from time to time thereafter the “Agreement”), and

WHEREAS, this corporation has requested the Agent and the Lenders to amend certain terms and provisions of the Agreement and to extend certain financial accommodations to this corporation,

NOW, THEREFORE, it is hereby resolved:

1. That any one or more of the officers of this corporation be, and each hereby is, authorized and directed, in the name and on behalf of this corporation:

(a) To borrow money and obtain credit and other financial accommodations for or on behalf of this corporation, at any time and from time to time, from the Lenders and the Agent upon such terms and conditions, including, without limitation, rate of interest, amortization and maturity, as may be satisfactory to the Lenders and the Agent, and to execute and deliver to the Agent one or more agreements, promissory notes, and other evidences of indebtedness including, without limitation, a Second Amendment to Financing Agreement (collectively, the “Financing Agreements”), in form and substance satisfactory to the Agent, to evidence such borrowings, credit and financial accommodations, the execution and delivery of the Financing Agreements by such officer or officers of this corporation to be deemed conclusive evidence of the approval by this corporation of the terms, provisions and conditions thereof;

(b) To pledge with, or assign to, the Agent, for the benefit of the Lenders, or to grant to the Agent, for the benefit of the Lenders, a security interest in such assets and property of this corporation both real and personal as may now or hereafter be required by the Agent as security for all indebtedness and obligations of this corporation to the Lenders and the Agent, now existing or hereafter arising, and to execute and deliver in connection therewith, one or more deeds of trust to secure debt, assignments or security agreements (the “Security Agreements”), in form and substance satisfactory to the Agent, the execution and delivery of the

Security Agreements by such officer or officers of this corporation to be deemed conclusive evidence of the approval by this corporation of the terms, provisions and conditions thereof; and

(c) To make, execute and deliver to the Agent any and all financing statements, consents, certificates, documents, instruments, amendments, papers or writings as may be required by the Agent in connection with or in furtherance of the Financing Agreements, the Security Agreements, and any other transactions above described, the same to be in form and substance satisfactory to the Agent, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution, the execution, delivery and performance thereof by such officer or officers of this corporation to be deemed conclusive evidence of the approval by this corporation of the terms, provisions and conditions thereof.

2. That if an Event of Default exists and is continuing under the Agreement, any bank, banker or trust company be, and hereby is, authorized and requested upon written instruction of the Agent to receive for deposit to the credit of the Agent without further inquiry, all checks, drafts and other instruments for the payment of money payable to this corporation or its order, and that said bank, banker or trust company shall be under no liability to this corporation for the disposition which the Agent may or shall make of said instruments or the proceeds thereof, and that, solely if an Event of Default exists and is continuing under the Agreement, any officer or agent of the Agent is hereby authorized and empowered to endorse the name of this corporation to any and all checks, drafts, and other instruments payable to this corporation or its order.

3. That any officer of this corporation be, and hereby is, authorized to certify and deliver to the Agent, under corporate seal, copies of these resolutions.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said corporation this 16th day of March, 2005.

(S E A L)   By:        /s/ Robert J. Ranucci
    Name: Robert J. Ranucci
                                                          Secretary

I, James A. Morlan, CFO of ViewSonic Corporation, do hereby certify that the foregoing certificate is, in all respects, true and accurate.

By:     /s/ James A. Morlan
Name: James A. Morlan
Title:   CFO

SECRETARY’S CERTIFICATE

I,  Robert J. Ranucci  hereby certify that:

1. I am the duly elected, qualified acting Secretary of ViewSonic Corporation, a Delaware corporation (the “Company”) and the keeper of its corporate records and seal;

2. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company as amended and in effect on and as of the date hereof;

3. Attached hereto as Exhibit B is a true, correct and complete copy of the By-Laws of the Company as amended and in effect on and as of the date hereof;

4. Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions (the “Resolutions”) adopted by the Company’s Board of Directors by motion made, seconded, and unanimously carried on March 3, 2005 and such Resolutions are in full force and effect on and as of the date hereof without revocation, modification or amendment in any respect. No other or further corporate action by or on behalf of the Company or its shareholders is necessary or appropriate to authorize the execution, delivery and performance of the Second Amendment to Financing Agreement; and

5. The following is a true and complete list of officers of the Company as of this 16th day of March, 2005, together with the specimen signatures of such officers:

TITLE	NAME (Please Print)	SPECIMEN SIGNATURE

President / CEO	James Chu	/s/ James Chu

Vice President / Treasurer	James A. Morlan	/s/ James A. Morlan

Vice President / Secretary	Robert J. Ranucci	/s/ Robert J. Ranucci

Assistant Secretary	James Chu	/s/ James Chu

IN WITNESS WHEREOF, I have hereunto signed my name on the date first written above.
/s/ Robert J. Ranucci Secretary of ViewSonic Corporation